Exhibit 99.2

Personalized Cancer Care. Delivered.  JP Morgan Healthcare Conference 2018  January 8, 2018  CONFIDENTIAL

Forward Looking Statement  January 8, 2018  This presentation contains forward-looking statements about our business. These statements may be identified by words such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “forecast,” “continue” or the negative of these terms or other words or terms of similar meaning. All forward-looking statements are based upon estimates, forecasts, assumptions and expectations that, although we believe them to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Risks and uncertainties that could cause our actual results to differ materially from those set forth in any forward-looking statements include, but are not limited to, the matters listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission, as well as other risks, uncertainties and other important factors detailed in our subsequent filings with the Securities and Exchange Commission. These filings are available at www.sec.gov or by contacting our investor relations department at ir@foundationmedicine.com. Statements and information, including forward-looking statements, speak only to the date they are provided (unless an earlier date is indicated), and we do not undertake any obligation to publicly update any statements or information, including forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

January 8, 2018  CONFIDENTIAL

Achieved FDA approval and a preliminary National Coverage Determination (NCD) from CMS    2017: A Year of Transformational Milestones and Accomplishments  January 8, 2018  Posted record clinical volume   Posted record revenue  Signed significant new biopharma partnerships, including in the area of Immunotherapy  To date, launched in 27 countries, expanding our global footprint  67,375 tests, 54% growth  $152.9M, 31% growth

The Cancer Care Gap is Enormous  January 8, 2018

The Cancer Care Gap is Enormous  January 8, 2018  Only 15% get multi-gene testing

Another 25% get single biomarker testing  The Cancer Care Gap is Enormous  January 8, 2018

60% of patients do not receive genomic testing  The Cancer Care Gap is Enormous  January 8, 2018

Foundation Medicine’s Opportunity: 10 of 10  All Advanced Cancer Patients Deserve Personalized Care  January 8, 2018

Foundation Medicine’s Opportunity: 10 of 10  January 8, 2018    CDx  TM  ONE TEST  The FirstFDA Approved broad genomic profiling test with multiple companion diagnostics  4 out of 5Matched to a clinical trial*  35% Matched to a FDA approved therapy*  Universal Platform for CDx Development and Access to Targeted and Immunotherapies  *Estimates based on historical data of patients who received CGP testing from Foundation Medicine

Landmark Approval: The Path Forward  January 8, 2018    90DAYS  Comment Period and Administrative Window to Finalize NCDFebruary 28, 2018    FDA Approvaland Preliminary NCDNovember 30, 2017  FDA announces approval, CMS proposes coverage of first breakthrough-designated test to detect extensive number of cancer biomarkers        FoundationOne CDx Launch

50% of FMI’s Solid Tumor Testing*40% Medicare & Medicare Advantage*    Ovarian    Lung    Breast    Colorectal    Melanoma    New FDA approved CDx for additional tumor types    Coverage with Evidence Development  FoundationOne CDx: Meaningful Medicare Coverage through a National Coverage Determination (NCD)  *Estimates are projections based on historical data contained in a genomic database of patients with NSCLC, melanoma, colorectal cancer, ovarian cancer or breast cancer who received CGP testing from Foundation Medicine

FMI: Unique, Synergistic Business  FoundationOne CDx accelerates these synergies    PATIENTS      CLINICAL  Enables access to personalized cancer care    BIOPHARMA  Provides Efficient, de-risked CDx drug development    DATA  Expands the largest global database of real-world genomic profiles, fueling better R&D

The Next Chapter of Growth  DRIVE CLINICAL ADOPTION AND GLOBAL REACH  CONTINUED REIMBURSEMENT PROGRESS  EXPAND BIOPHARMAGROWTH  30+PARTNERS  BROADEN SUITE OF TARGETED AND IMMUNOTHERAPY OFFERINGS  $

January 8, 2018  CONFIDENTIAL

January 8, 2018  CONFIDENTIAL

Reimbursement Strategy  January 8, 2018  Removing Barriers for Commercial Payer Expansion  FDA Approval/ Preliminary NCD from CMS  Professional Guidelines  Momentum in Personalized Cancer Care        Strengthened Commercial Capabilities

Enabling Efficient Drug Development, from Discovery to Commercialization  January 8, 2018  January 8, 2018  Biopharma Partner of Choice  Companion DiagnosticsData Insights: FoundationCORE™ & Flatiron PartnershipMolecular ProfilingSmartTrials™ & Precision EnrollmentCompanion Diagnostics          Revenue

Shaping the Targeted and Immunotherapy Landscape with New and Emerging Biomarkers

There are groups of patients across cancer types who test positive for one of three key biomarkers and may be eligible for immunotherapy*



TMB-H
PD-L1+
MSI-H

- **Tumor mutational burden (TMB)** may help inform better immunotherapy decisions for patients; Developing a blood-based TMB product for when tissue can't be obtained.
- **Microsatellite instability (MSI)** may inform eligibility for Keytruda® (pembrolizumab), which is approved for patients with metastatic cancer with MSI-High or mismatch-repair deficient (dMMR) solid tumors**
- **PD-L1 by immunohistochemistry (IHC)** can be ordered as a supplemental test and may inform eligibility for several immunotherapies across different cancer types

Future Biomarker Development innovate with new and more comprehensive approaches

*Data based on Foundation Medicine experience and Goodman et al, "Tumor Mutational Burden as an independent predictor of response to immunotherapy in diverse cancers." AACR Aug 29 2017.
**FDA website: https://www.fda.gov/Drugs/InformationOnDrugs/ApprovedDrugs/ucm560040.htm. There is no companion diagnostic test identified and approved by the FDA for MSI and pembrolizumab.

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Our Mission: 10 of 10